EXHIBIT 4(l)


                      WELLS FARGO & COMPANY
                         FIXED RATE NOTE
REGISTERED                                                           REGISTERED

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FDIC OR
ANY OTHER FEDERAL AGENCY.

UNLESS THIS SECURITY IS DESIGNATED BELOW AS "BOOK-ENTRY," THEN UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("THE DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE SECURITIES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR OTHER SUCH NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT MADE HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS THIS SECURITY IS DESIGNATED BELOW AS "BOOK-ENTRY," THIS
SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE
DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR
ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITARY.

NOTE NO.:  __________________              REGISTERED HOLDER: ________________

CUSIP NO.:  ____________________           PRINCIPAL AMOUNT U.S.$: ___________

FORM:     / / Book-Entry
          / / Certificated                 INTEREST RATE:  ___% per annum
RANKING:  / / Senior
          / / Subordinated

TRADE DATE:  _________________             ORIGINAL ISSUANCE DATE:  _____

ISSUE PRICE:  ________________             STATED MATURITY:  ____________

SELLING AGENT'S DISCOUNT
  OR COMMISSION:  ________%                REGULAR RECORD DATES:  _______

NET PROCEEDS TO ISSUER:  $____________     INTEREST PAYMENT DATES: ______

REDEMPTION:

     / / The Note cannot be redeemed prior to maturity

     / / The Note may be redeemed prior to maturity
         Earliest Redemption Date:  _____________
         Initial Redemption Price:  _______%
         Annual Redemption Price Reduction:  ___%
         Sinking Fund Redemption Dates:  ________
         Sinking Fund Amounts:  _______

REPAYMENT:

     / / The Note cannot be repaid prior to maturity
     / / The Note may be repaid prior to maturity at the option of the holder of the Note

         Repayment Date(s):  _______
         Repayment Price:  _________%

DISCOUNT NOTE:  / /  Yes    / /  No

    Total Amount of OID:  _________
    Yield to Maturity:  ___________
    Initial Accrual Period:  ______

OTHER PROVISIONS:

                  WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company," which term includes any successor corporation under the Indenture (as defined below)), for value received, hereby promises to pay to the registered holder named above or registered assigns, the principal amount specified above (the "Principal Amount") on the Stated Maturity specified above (the "Stated Maturity") (unless earlier redeemed or repaid) and to pay the registered holder hereof as hereinafter provided interest on said Principal Amount at the per annum Interest Rate specified above until said principal sum has been paid or made available for payment. Interest on this Security will accrue from the Original Issuance Date specified above (the "Original Issuance Date") or, if later, from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and will be payable on each Interest Payment Date and on the Stated Maturity and on any earlier Redemption Dates or Repayment Dates (as defined below) (but only as to the principal due on such earlier dates); provided, however, that if the Original Issuance Date falls between a Regular Record Date (as defined below) and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date. The "Interest Payment Dates" for any regular payment of interest shall be, unless otherwise specified above, each April 1, October 1 and the date fixed for redemption pursuant to the Indenture (as defined below) (the "Redemption Date"), the Repayment Date (as defined above) and the Stated Maturity. The "Regular Record Dates" for any regular payment of interest on any Interest Payment Date shall be, unless otherwise specified above, the March 15 or September 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date. The interest so payable on this Security, and punctually paid of duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities in exchange for or upon transfer of which this Security was issued between the Regular Record Date for payment of such interest and the Interest Payment Date), is registered at the close of business on the Regular Record Date for payment of such interest; provided, however, that interest payable on this Security at the Stated Maturity or upon earlier redemption or repayment, if applicable, shall be paid to the person to whom the principal is paid. Interest on this Security shall be calculated on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder hereof on such Regular Record Date and shall be paid to the person in whose name this Security (or one or more predecessor Securities, in exchange for or upon transfer of which this Security was issued between the record date for the payment of such defaulted interest and the date fixed for the payment of such defaulted interest) is registered at the close of business on the record date for the payment of such defaulted interest. The record date for the payment of defaulted interest shall be the fifth day next preceding the date fixed by the Company for the payment of the defaulted interest, established by notice given by first-class mail to the holder of this Security not less than 10 days preceding such record date, or if such fifth day is not a Business Day, the Business Day next preceding such fifth day.

                  This Security may be presented for the payment of principal and premium, if any, and interest payable at the Stated Maturity or at any earlier Redemption Date or Repayment Date at the offices or agencies of the Company maintained for such purposes in San Francisco and New York City, in immediately available funds and in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on this Security may be made by United States dollar check mailed on the applicable Interest Payment Date to the address of the person entitled thereto as such address shall appear in the Register. The Company may also appoint additional paying agents. For interest payments on a Security of U.S. $5,000,000 dollars or more in principal amount, the holder of such Security may elect at any time to have payment made in immediately available funds; where the principal of the Security is less than U.S. $5,000,000 dollars, payment will be made in immediately available funds only if agreed to on a case-by-case basis by the Company. Interest payments on Securities shall not be made in immediately available funds unless written instructions have been presented to the Trustee (as defined below) (or any other paying agent duly appointed) at least 15 days prior to the relevant Regular Record Date.


                               2.

                  Notwithstanding the provisions of the
immediately preceding paragraph, if this Security is designated on the face hereof as "Book-Entry," then so long as this Security is registered in the name of The Depositary Trust Company (the "Depositary," which term includes any successor depositary) or a nominee of the Depositary, (A) payment of the principal of, premium, if any, and interest on this Security due at Stated Maturity or any earlier Redemption Date or Repayment Date will be made by wire transfer of immediately available funds upon presentation and surrender of this Security to the Trustee at its office in San Francisco or to the designated office of any additional paying agent; provided that this Security is presented to the Trustee or other such paying agent in time for it to make such payment in accordance with its normal procedures; and
(B) payments of interest on this Security (other than at Stated Maturity or at any earlier Redemption Date or Repayment Date), will be made by wire transfer to such account as has been appropriately designated to the Trustee or other paying agent by the person entitled to such payments (and, if such person is the Depositary or a nominee of the Depositary, such payments of interest will be made in accordance with the Depositary's customary practices).

                  This Security is one of a duly authorized issuance of Securities of the Company (as defined on the reverse hereof), which have been issued under and are governed by the terms of (i) if this Security is designated above as "Senior," an indenture dated as of September 1, 1984, as amended by the First Supplemental Indenture dated as of April 15, 1986, the Second Supplemental Indenture dated as of June 30, 1987, and the Third Supplemental Indenture dated as of January 23, 1991 between the Company and Chemical Bank, as successor Trustee, (the "Medium-Term Notes") or (ii) if this Security is designated above as "Subordinated," an indenture dated, as of December 10, 1992 between the Company and Marine Midland Bank, as Trustee (the "Medium-Term Notes, Series B") (the relevant indenture is herein called the "Indenture" and the relevant Trustee is called the "Trustee," which term includes any successor trustee under the Indenture).

         If this Security is designated above as "Subordinated," then the indebtedness of the Company evidenced by this Security, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company and each holder of a Security of this series, by acceptance thereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

         If this Security is designated above as "Subordinated," then (i) payment of principal may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of the Company or of Wells Fargo Bank, National Association and
(ii) there is no right of acceleration in the case of a default in the performance of any covenant, including a default in the payment of interest or principal.

         The provisions of this Security are continued on the reverse hereof and the provisions there set forth shall for all purposes have the same effect as though fully set forth at this place. References herein to "this Security", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified under "Other Provisions" above.

         Any provision contained herein with respect to the calculation of the rate of interest applicable to this Security, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its, or its Authenticating Agent's, authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                               3.

         IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this instrument to be signed manually or in facsimile, by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be imprinted thereon.

DATED:                     WELLS FARGO & COMPANY



    [Corporate Seal]       By __________________
                              Chairman


                           By __________________
                              Secretary
Attest:

___________________
Secretary


                  CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

[if this Security is designated above as "Senior":]

CHEMICAL BANK,              or         CHEMICAL TRUST COMPANY
  as Trustee                              OF CALIFORNIA,
                                       as Authenticating Agent for the Trustee

By _______________________             By ___________________________
    Authorized Officer                      Authorized Officer


[if this Security is designated above as "Subordinated":]


MARINE MIDLAND BANK,  or   CHEMICAL BANK,            or  CHEMICAL TRUST COMPANY
as Trustee                 as Authenticating Agent         OF CALIFORNIA, as
                           for the Trustee               Authenticating Agent
                                                         for the Trustee

By:__________________      By:__________________         By:___________________
   Authorized Officer         Authorized Officer            Authorized Officer




                                     4.

                         Reverse of Note

                      WELLS FARGO & COMPANY

                        MEDIUM-TERM NOTE



                  If this Security is designated above as
"Senior," it is one of a duly authorized issuance of securities of the Company designated as its Medium-Term Notes. If this Security is designated above as "Subordinated," it is one of a duly authorized issuance of securities of the Company designated as its Subordinated Medium-Term Notes, Series B (the Medium-Term Notes or the Subordinated Medium-Term Notes, Series B, as the case may be, are hereinafter referred to as the "Securities"). The Securities will be issued only in registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  If so indicated on the face hereof, this Security may be redeemed at the option of the Company prior to its Stated Maturity. This Security may not be redeemed before the earliest redemption date, if any, stated on the face hereof (the "Earliest Redemption Date"). If no Earliest Redemption Date is indicated hereon, this Security is not redeemable at the option of the Company prior to the Stated Maturity hereof. On and after the Earliest Redemption Date specified on the face hereof, if any, this Security may be redeemed at the option of the Company as a whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall be at least $1,000) at the applicable Redemption Price. The "Redemption Price" shall initially be the Initial Redemption Price set forth on the face hereof and shall decline, at each anniversary of the Earliest Redemption Date, to an amount equal to the prior Redemption Price less the Annual Redemption Price Reduction indicated on the face hereof, or if no Initial Redemption Price is indicated on the face hereof, at 100% of the principal amount to be redeemed, in each case together with accrued interest to the Redemption Date. The Company shall redeem the principal amount of this Security set forth on the face hereof ("Sinking Fund Amount") on each of the sinking fund redemption dates, if any, set forth on the face hereof ("Sinking Fund Redemption Dates") together with accrued interest to the applicable Sinking Fund Redemption Date. If no Sinking Fund Amount is set forth on the face hereof, the Company shall not have any obligation to redeem this Security before its Stated Maturity. The Company may reduce the Sinking Fund Amount to be redeemed on any Sinking Fund Redemption Date by subtracting 100% of the principal amount (excluding premium) of any Security owned by the Company and surrendered to the Trustee for cancellation or that the Company has redeemed or repaid other than pursuant to the second preceding sentence, in each case on or before the applicable Sinking Fund Redemption Date. The Company may so credit the same principal amount of the Security only once. Notice of any redemption pursuant to this paragraph will be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption as provided in the Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor and terms and in authorized denominations, for unredeemed portion hereof will be issued in the name of the registered holder hereof upon the cancellation hereof. In case of redemption at the option of the Company of less than all of the Securities of this series at the time outstanding the Company may, by written notice to the Trustee, direct that the Securities of such series to be redeemed shall be selected from among groups of such Securities having specified tenor or terms, and the Trustee shall thereafter select the particular Securities to be redeemed in such manner as the Trustee deems fair, as provided in the Indenture. As used herein, the term "Redemption Date" means any Sinking Fund Redemption Date and any date fixed for redemption of all or any of the Securities at the option of the Company.

                  This Security is subject to repayment in whole or in part in any whole multiple of $1,000 (provided that any remaining principal amount of this Security shall be at least $1,000) on the Repayment Dates set forth on the face hereof at the option of the holder hereof, at a price (the "Repayment Price") set forth on the face hereof or if no Repayment Price is so set forth, at 100% of the principal amount, in each case together

                               5.

with interest payable to the date of repayment. To be repaid at the option of the holder this Security must be received, with the form at the foot of this Security titled "Option to Elect Repayment" duly completed, by the Company at any office or agency of the Company maintained for the payment of principal and interest, transfer and exchange in the City and County of San Francisco, State of California, or in the Borough of Manhattan, the City of New York, State of New York (or at such additional addresses of which the Company shall notify the holders of the Securities of this series) not less than 15 nor more than 45 days prior to the date of repayment. Effective exercise of the repayment option by the holder of this Security be irrevocable. In any case where any Repayment Dates set forth on the face hereof is not a Business Day (notwithstanding any other provision of the Indenture of the Securities of this series) then payment of the Repayment Price and interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such Repayment Date. If no Repayment Dates are indicated on the face hereof, this Security is not subject to repayment at the option of the holder.

                  Upon surrender of this Security for repayment in accordance with the provisions set forth above, this Security (or portion thereof surrendered for repayment) shall, on the Repayment Date, become due and payable at the Repayment Price, together with accrued interest to the Repayment Date, and the Company shall pay such amounts on the Repayment Date.

                  In the event of repayment of this Security in part only, a new Security or Securities of this series, of like tenor and terms and in authorized denominations, for the unrepaid portion hereof will be issued in the name of the registered holder hereof upon the cancellation hereof.

                  (A) If this Security is designated above as "Senior," in case an Event of Default with respect to the Securities of this series, as defined in the Senior Indenture, or
(B) if this Security is designated above as "Subordinated," in case of certain events of bankruptcy, insolvency or reorganization of the Company or Wells Fargo Bank, National Association, shall have occurred and be continuing, then in either such case the principal of all of the Securities of this series, together with accrued interest, may be declared, and upon such declaration shall become due and payable, in the manner with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the Securities of the series (such series or all series voting as one class, if more than one series are so entitled), as were entitled to declare such Event of Default, then outstanding (determined for any series of Securities as in the Indenture provided). It is also provided in the Indenture that the holders of a majority in principal amount of the Securities of all series as to which a default has occurred (all series voting as one class) at the time outstanding (determined for any series of securities as in the Indenture provided) may, on behalf of the holders of all of the Securities of such series, waive any past default in respect of such Securities under the Indenture and its consequences, except a default in the payment of the principal of or interest on any of such Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Security so affected and except as otherwise provided therein.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in principal amount of the Securities of all series at the time outstanding (determined for any series of Securities and evidenced as in the Indenture provided) so affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on any Security is determined if such change could reduce the rate of interest thereon, or reduce the minimum or maximum rate of interest thereon or reduce any amount payable

                               6.

upon redemption or repayment thereof, or make the principal thereof or interest thereon or any overdue principal amount payable in any coin or currency other than that therein prescribed, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then outstanding. The Indenture also contains a provision permitting the holders of a majority in principal amount of all of the Securities of all series affected (all series voting as one class) at the time outstanding (determined for any series of Securities and evidenced as in the Indenture provided) to waive compliance with any covenant or condition contained in the Indenture before the time for such compliance.

                  No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Security, or for any liability based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company, or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  The transfer of this Security is registrable by the registered owner hereof in person or by his attorney duly authorized in writing at the office of the Company or at the office of any registrar of the Securities or any transfer agent designated by the Company for such purpose. Subject to the terms of the Indenture, upon payment of a sum sufficient to reimburse the Company for any tax or other governmental charge incident to transfer, and upon surrender of this Security upon any such registration of transfer, a new Security or Securities of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange hereof.

                  Prior to due presentation of this Security for registration of transfer, the Company, the Trustee, the Authenticating Agent, if any, and any agent of the Company or the Trustee may treat the person in whose name this Security shall be registered upon the Register as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and, subject to the provisions on the face hereof, interest due hereon and for all other purposes, and neither the Company, the Trustee, the Authenticating Agent, if any, nor any agent of the Company or the Trustee shall be affected by any notice or knowledge to the contrary.

                  As set forth in, and subject to, the provisions of the Indenture, no holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the holders of not less than 25% in aggregate principal amount of the outstanding Securities (considered as one class) shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Securities a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the registered holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or provide for the payment of the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.


                               7.

         If this Security is designated on its face hereof as "Senior," then this Security will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. If this Security is designated on the face hereof as "Subordinated," then the indebtedness of the Company evidenced by this Security is, to the extent and in the manner set forth in the Indenture, subordinated and junior in right of payment to its obligations to holders of Senior Indebtedness of the Company.

         Terms used herein and not otherwise defined herein, which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Security, the holder hereof agrees to be bound by the provisions of the Indenture.

         This Security shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.


                               8.

                     -----------------------

                    OPTION TO ELECT REPAYMENT

                  The undersigned hereby requests and irrevocably instructs the Company to repay the within Security on the first Repayment Date set forth on the face hereof occurring not less than 15 nor more than 45 days after the date of receipt of the within Security by the Company at an office or agency of the Company maintained for the payment of principal and interest, transfer and exchange in the City and County of San Francisco, State of California or in the Borough of Manhattan, The City of New York, State of New York (or at such other addresses of which the Company shall notify the registered holders of the Securities of this series).

         (     )           In whole

         (      )          In part equal to $___________________________
                           must be a whole multiple of $1,000; remaining principal amount must be at least $1,000)

at a price equal to the Repayment Price set forth on the face hereof, or if no Repayment Price is so set forth, at 100% of the principal amount, in each case, together with interest accrued to the date of repayment.


Signature


NOTICE:  The signature on this Option
         to Elect Repayment must
         correspond with the name as
         written upon the face of the
         within instrument in every
         particular without alteration
         or enlargement or any change
          whatever.

Please print or type name and address:

______________________________________

______________________________________

______________________________________


                           ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please insert Social Security or other
entifying number of assignee:


______________________________________


______________________________________________________________________________
       (Name and Address of Assignee, including zip code, must be printed or typewritten)

______________________________________________________________________________

the within Note, and all rights thereunder, hereby irrevocable constituting and appointing


_____________________Attorney to transfer said Note on the Security Register of the Company, with full power of substitution in the premises.

Dated:




                   _____________________________

         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.


                               10.